As  filed  with  the  Securities  and Exchange Commission on September 19, 2003.

                                                     SEC  File  No.  333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                          UNDER SECURITIES ACT OF 1933
                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Wyoming                                       83-0205516
-------------------------------                 --------------------------------
     (State  or  other  jurisdiction  of               (I.R.S.  Employer
     incorporation  or  organization                   Identification  No.)

     877 North 8th West, Riverton, Wyoming                   82501
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)             (Zip  Code)

        U.S. ENERGY CORP. 2001 INCENTIVE STOCK OPTION PLAN (AS AMENDED)
--------------------------------------------------------------------------------
                              (Full title of plan)

            Daniel P. Svilar, 877 North 8th West, Riverton, WY 82501
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (307) 856-9271
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                Copies  to:    Stephen  E.  Rounds,  Attorney
                               The  Law  Office  of  Stephen  E.  Rounds
                               1544  York  St.,  Suite  110,  Denver,  CO  80206
                               Tel:  303.377.6997;  Fax:  303.377.0231

                        Calculation of Registration Fee

Title of each                Proposed       Proposed
class of . . .               maximum        maximum      Amount
securities . .  Amount       offering       aggregate    of
to be. . . . .  to be        price          offering     regis.
registered . .  registered   per share(1)   price(1)     fee(2)
--------------  -----------  -------------  -----------  --------

Common stock,.    1,010,000  $        3.90  $ 3,939,000  $ 318.66
..01 par value     shares (3)

Common stock,.       10,000  $        3.82       38,200      3.09
..01 par value     shares (3)

Common stock,.      973,000  $        2.25    2,189,250    177.11
..01 par value     shares (3)

Common stock,.    1,007,000  $        4.00    4,028,000    325.86
..01 par value     shares (4)

Totals . . . .    3,000,000                 $10,194,450  $ 824.72
                  shares


                                        2

(1) Pursuant to Rule 457(h)(1), the maximum proposed offering price for shares underlying options currently outstanding is based on the exercise price of the options. For options yet to be issued and shares acquired on exercise of options, the maximum proposed offering price is based on the average of the high and low prices reported on Nasdaq Small Cap Market within five business days of the filing of this registration statement ($4.00 on September 16, 2003). The maximum aggregate offering price is the maximum proposed offering price times the number of shares underlying the options or the number of shares acquired on exercise.

(2) The registration fee has been calculated pursuant to Rule 457(h) of the Act by multiplying the proposed aggregate offering price times the fee rate of $.00008090.

(3) Represents shares to be acquired on exercise of options already issued pursuant to the Company's 2001 Incentive Stock Option Plan, as amended ("2001 ISOP").

(4) Represents the number of shares underlying options which may be issued under the 2001 ISOP (up to a maximum of 1,007,000 additional shares).

Pursuant to Rule 416(a) and (c) under the Securities Act of 1933, this registration statement also covers an undeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933.

ITEM  2.     REGISTRANT  INFORMATION  AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCES.

     Registrant hereby incorporates the documents listed in (a) through (c) below by reference into this Form S-8 registration statement. All documents subsequently filed by registrant pursuant to sections 13(a), 13(d), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.

     (a) Registrant's latest annual report on Form 10-K (for seven months ended December 31, 2002), registrant's proxy statement for shareholders' meeting on June 6, 2003, and quarterly report on Form 10-Q for the six months ended June 30, 2003.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The registrant's class of common stock is described in the S-3/A registration statement filed with the Commission on April 4, 2003 (SEC File No. 333-103692), including any amendment which may be filed for the purpose of updating such description.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable  (see  Item  3(c)  above).

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our articles of incorporation and bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.

                                                                      SEQUENTIAL
EXHIBIT  NO.     TITLE  OF  EXHIBIT                                    PAGE  NO.
------------     ------------------                                   ----------

4.1     USE  2001  Incentive  Stock  Option  Plan  as  Amended
        in  June  2003  with  a  Form  of  an  Option  Agreement . . . . . . . *

5.1     Opinion  re-legality  and  consent  of  Counsel . . . . . . . . . . . .*

23.1    Included  in  Exhibit  5.1

23.2    Consent  of  Independent  Auditors  (Grant  Thornton  LLP) . . . . . . *


*  Filed  herewith.

ITEM  9.  UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     FILING  INCORPORATING  SUBSEQUENT  EXCHANGE  ACT  DOCUMENTS  BY
REFERENCE.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act , each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)     RELATIVE  TO  REQUEST  FOR  ACCELERATION  OF  EFFECTIVE  DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, duly authorized in the City of Riverton, WY on September 18, 2003.

                                           U.S.  ENERGY  CORP.
                                           (Registrant)


Date:  September  10,  2003                By:       /s/  Keith  G.  Larsen
                                                 -------------------------------
                                                 KEITH G. LARSEN, President, COO

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 was signed by the following persons in the capacities and on the dates stated.


Date:  September  18,  2003                By:       /s/  John  L.  Larsen
                                                 -------------------------------
                                                 JOHN  L.  LARSEN,  Chairman,
                                                 CEO  and  Director


Date:  September  18,  2003                By:       /s/  Keith  G.  Larsen
                                                 -------------------------------
                                                 KEITH  G.  LARSEN,
                                                 President  and  Director


Date:  September  18,  2003                By:       /s/  Harold  F.  Herron
                                                 -------------------------------
                                                 HAROLD  F.  HERRON,
                                                 Vice  President  and  Director


Date:  September  _,  2003                 By:
                                                 -------------------------------
                                                 DON  C.  ANDERSON,  Director


Date:  September  18,  2003                By:       /s/  Nick  Bebout
                                                 -------------------------------
                                                 NICK  BEBOUT,  Director


Date:  September  18,  2003                By:       /s/  H.  Russell  Fraser
                                                 -------------------------------
                                                 H.  RUSSELL  FRASER,  Director


Date:  September  18,  2003                By:       /s/  Michael  Anderson
                                                 -------------------------------
                                                 MICHAEL  ANDERSON,  Director


Date:  September  18,  2003                By:       /s/  Robert  Scott  Lorimer
                                                 -------------------------------
                                                 ROBERT  SCOTT  LORIMER,
                                                 Treasurer and
                                                 Chief Financial Officer